UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

TREACE MEDICAL CONCEPTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40355	47-1052611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Palmetto Park Place

Ponte Vedra, Florida 32081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (904) 373-5940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TMCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2025, Treace Medical Concepts, Inc. (the “Company”) entered into (1) a Loan and Security Agreement (the “Term Loan Agreement”) with SLR Investment Corp. (“SLR”) and the lenders thereto, and (2) a Credit Agreement (the “Revolving Loan Agreement” and collectively with the Term Loan Agreement, the “Loan Agreements”) with Gemino Healthcare Finance, LLC d/b/a SLR Healthcare ABL (“SLR-ABL”).

The Term Loan Agreement provides a 60 month term loan facility for up to $125 million in borrowing capacity to the Company over four tranches. At the loan closing, the Company drew $60 million under tranche one. The remaining tranches provide up to an additional $65 million in borrowing capacity, of which $55 million is subject to the achievement of certain revenue objectives with respect to tranches three and four.

The Revolving Loan Agreement establishes a 60 month revolving loan facility providing $30 million in additional borrowing capacity to the Company. The Company may request SLR-ABL to approve two additional $10 million increases in the revolving loan facility for a total commitment of $50 million. The amount available is based on a borrowing base calculation determined by the Company’s accounts receivable and inventory assets.

The term loan bears interest at a rate per annum equal to the 1-Month SOFR plus 5.05%. The “1- Month SOFR” means the greater of (1) the forward-looking term rate based on the secured overnight financing rate for a one-month tenor and (2) 3.00% per annum, with the rate reset monthly.

The revolving loan bears interest at a rate per annum equal to the 3-Month SOFR plus 4.00%. The “3- Month SOFR” means the greater of (1) the forward-looking term rate based on the secured overnight financing rate for a three-month tenor and (2) 3.00% per annum, with the rate reset daily.

Interest is payable monthly in arrears on the first day of each month and on the maturity of the Loan Agreements. The Company is obligated to pay interest only for the first 48 months and straight-line amortization for the remaining 12 months, subject to the Company’s election to extend the initial interest-only period by 12 months to 60 months total, subject to the Company’s achievement of a trailing 12-month EBITDA objective measured as of September 30, 2029.

The Company pays (1) a servicing/collateral monitoring fee of 0.10% per month on the average borrowing base under the Revolving Loan Agreement; (2) an unused line fee equal to 0.50% per annum of the average unused portion of the Revolving Loan Agreement; (3) fees of $360,000 payable on the earlier of funding of tranche two, June 30, 2027, or the prepayment or acceleration of the Term Loan Agreement; and (4) a fee of $225,000 payable on the earlier of funding of tranche three, March 31, 2028, or the prepayment or acceleration of the Term Loan Agreement.

The Company may borrow, repay and reborrow under the revolving loan before the maturity date, subject to the terms, provisions and limitations set forth in the Revolving Loan Agreement. If the revolving loan is repaid before final maturity, the Company pays a fee of 3.0% of the commitment amount in the first year, 2.0% in the second year and 1.0% in the third year and thereafter. If the term loan is repaid before final maturity, the Company pays (1) fees of 3.0% of the term loan principal amount in the first year, 2.0% in the second year and 1.0% in the third year and thereafter, and (2) a final payment fee of 3.95% of the amount borrowed under the term loan. The prepayment fees are waived if the Company refinances the outstanding balances with SLR or its affiliates.

The loans are secured by substantially all of the Company’s assets, including intellectual property. The Loan Agreements and other ancillary documents contain customary representations and warranties and affirmative and negative covenants.

Under the Loan Agreements, the Company is required to meet (1) a minimum liquidity requirement that the Company’s cash and cash equivalents held in accounts subject to account control agreements in favor of the lenders exceed 60% of term loans outstanding and (2) certain minimum revenue covenants but only if the Company does not meet the minimum liquidity requirement. If the Company’s liquidity falls below the minimum liquidity requirement, then the Company is subject to minimum revenue covenants.

The foregoing description of the material terms of the Loan Agreements is only a summary and is qualified in its entirety by reference to the terms and conditions of the Loan Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 1.02 Termination of a Material Definitive Agreement.

On December 17, 2025, in connection with the Company’s entry into the Loan Agreements discussed in Item 1.01 of this Report, the Company used proceeds from the new term loan to pay the outstanding balance and fees under, and subsequently terminated, (1) the Credit and Security Agreement (Term Loan) with MidCap Financial Trust and (2) the Credit and Security Agreement (Revolving Loan)

with MidCap Funding IV Trust and lenders thereto (collectively, the “MidCap Loan Agreements”). As provided in the MidCap Loan Agreements, the Company paid prepayment and exit fees totaling $2.3 million for the term and revolving loans.

The terms and conditions of the MidCap Loan Agreements were disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission on February 27, 2025, which disclosures are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference. Pursuant to the terms of the Loan Agreements, the Company’s ability to pay cash dividends on shares of its common stock will be subject to the Company being in compliance with the financial covenant set forth in the Loan Agreements (subject to certain additional exceptions specified in the Loan Agreements).

Item 7.01 Regulation FD Disclosure.

On December 18, 2025, the Company issued a press release announcing the entry into the Loan Agreements. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 16, 2025, the Company’s Board of Directors appointed John K. Bakewell to serve as lead independent director.

Mr. Bakewell has served as a member of the Company’s Board since November 2020 and is the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. He is an experienced executive with more than 30 years of service across the medical device, diagnostics, specialty pharma and healthcare services sectors. He most recently held the position of Chief Financial Officer of Exact Sciences Corporation (NASDAQ: EXAS), a molecular diagnostics company. Mr. Bakewell also previously served as Chief Financial Officer at Lantheus Holdings, Inc. (NASDAQ: LNTH), a diagnostic medical imaging company, Interline Brands, Inc., RegionalCare Hospital Partners, Inc., Wright Medical Group, Inc., which was acquired by Stryker Corporation (NYSE: SYK) in November 2020, Cyberonics, Inc., now part of LivaNova PLC (NASDAQ:LIVN), Altra Energy Technologies, Inc. and ZEOS International, Ltd. Mr. Bakewell has served as a member of the board of directors of Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a medical device company, since February 2018. Mr. Bakewell also previously served as a member of the board of directors of Neuronetics, Inc. (NASDAQ: STIM), a medical technology company, from May 2020 until May 2024, Entellus Medical, Inc., now part of Stryker Corporation (NYSE: SYK), ev3 Inc., now part of Medtronic plc (NYSE: MDT) and Corindus Vascular Robotics, Inc., now a Siemens Healthineers company. Mr. Bakewell holds a BA in Accounting from the University of Northern Iowa and is a certified public accountant (current status inactive).

Item 9.01 (d) Exhibits	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release of Treace Medical Concepts, Inc. dated December 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREACE MEDICAL CONCEPTS, INC.

Date: December 18, 2025	By:	/s/ Mark L. Hair
Mark L. Hair
Chief Financial Officer